Exhibit 3


                                     BYLAWS

                                       OF

                     TRANSPORT CORPORATION OF AMERICA, INC.

                                    ARTICLE I

                             OFFICES, CORPORATE SEAL

                        AND SHAREHOLDER CONTROL AGREEMENT

         SECTION 1.01. REGISTERED AND OTHER OFFICES. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the state of Minnesota, as the Board of Directors shall, from time to time, determine.

         SECTION 1.02. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal," but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

         SECTION 1.03. SHAREHOLDER CONTROL AGREEMENT. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.01. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the President in the absence of Board of Director action, except that a special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

         SECTION 2.02. REGULAR MEETINGS. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Regular meetings may be held no more frequently than once per year.

         SECTION 2.03. DEMAND BY SHAREHOLDERS. Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Section 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

         SECTION 2.03. QUORUM; ADJOURNED MEETINGS. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

         SECTION 2.05. VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder the vote upon any question before the meeting shall be by ballot.

         SECTION 2.06. CLOSING OF BOOKS. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fail to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the fiftieth (50th) day preceding the date of such meeting.

         SECTION 2.07. NOTICE OF MEETINGS. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting was announced at the time of adjournment. The notice shall be given at least ten (10) days, but not more than sixty (60) days, before the date of the meeting, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them object to consideration of a particular item of business.

         SECTION 2.08. WAIVER OF NOTICE. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         SECTION 2.09. AUTHORIZATION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.01. GENERAL PURPOSES. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors.

         SECTION 3.02. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The Board of Directors shall consist of six (6) directors, which number may be increased at any time without shareholder approval by amendment of these Bylaws. Directors need not be shareholders. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such powers as the Board shall prescribe. Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until his successor shall have been elected, or until he shall resign or shall have been removed as provided by law.

         SECTION 3.03. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the state of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a Board meeting by giving twenty-four (24) hours' notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         SECTION 3.04. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         SECTION 3.05. QUORUM. A majority of the whole Board is a quorum for the transaction of business, except that when a vacancy or vacancies exist, a majority of the remaining directors shall constitute a quorum.

         SECTION 3.06. VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation or removal of a director may be filled by the affirmative voting of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy holds office until a qualified successor is elected by the shareholders at their next regular meeting or at any meeting duly called for that purpose.

         SECTION 3.07. COMMITTEES. The Board may, by resolution, establish committees in the manner provided by law. Committee members need not be directors.

         SECTION 3.08. COMPENSATION. Directors shall not receive any stated salary for their services in such capacity, but by resolution of the Board may receive a fixed fee and expenses for attending meetings. Nothing herein precludes any director from serving in another capacity and receiving compensation for such other capacity.

         SECTION 3.09. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors' meeting.

         SECTION 3.10. AUTHORIZATION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting as authorized by law.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01. NUMBER. The officers of the corporation shall consist of a President and may also consist of one or more Vice Presidents, a Secretary and a Treasurer. The Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person.

         SECTION 4.02. ELECTION AND TERM OF OFFICE. The Board of Directors shall from time to time elect a President and may elect one or more Vice Presidents, a Secretary and a Treasurer and any other officers or agents the Board deems necessary. Such officers shall hold their offices until their successors are elected and qualified.

         SECTION 4.03. PRESIDENT. Unless otherwise stipulated, the President shall be the chief executive officer and the chief financial officer of the corporation and shall have responsibility for the general active management of the corporation. When present, he shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect. The President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation. The President, if no Secretary has been elected, shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders. As chief financial officer, the President shall keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors. The President shall perform such other duties as the Board of Directors shall designate.

         SECTION 4.04. VICE PRESIDENT. If a Vice President or Vice Presidents have been elected, they shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to the President's power and duties in the order designated by the Board of Directors.

         SECTION 4.05. SECRETARY. If a Secretary has been elected, the Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, shall certify all proceedings of the Board of Directors and the shareholders, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In the Secretary's absence at any meeting an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary's duties.

         SECTION 4.06. TREASURER. If a Treasurer has been elected, the Treasurer shall assist the President in carrying out the President's duties as chief financial officer and perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

         SECTION 4.07. REMOVAL AND VACANCIES. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If a vacancy develops among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

         SECTION 4.08. DELEGATION OF AUTHORITY. An officer elected or appointed by the Board may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

         SECTION 5.01. CERTIFICATES FOR SHARES. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the President (or such other officer or officers as the Board of Directors may designate) and shall have typed or printed thereon such legend as may be required by any shareholder control agreement or stock repurchase or redemption agreement. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.

         SECTION 5.02. ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law. Shares shall be allotted only in exchange for consideration in such forms as may be permitted by applicable law. At the time of any such allotment of shares, the Board of Directors making such allotment shall state, by resolution, their determination of the fair value of the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted.

         SECTION 5.03. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name or names the shares are registered on the books of the corporation.

         SECTION 5.04. LOST CERTIFICATES. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of the fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

                                   ARTICLE VI

                                  DISTRIBUTIONS

         SECTION 6.01. DISTRIBUTIONS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may cause the corporation to make distributions pursuant to the provisions of the Minnesota Statutes, Section 302A.551.

         SECTION 6.02. RECORD DATE. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date preceding the date fixed for the payment of any distribution or allotment of other rights as the record date for the determination of the shareholders entitled to receive payment of such distribution or allotment of such rights; and in such case only shareholders of record on the date so fixed shall be entitled to receive such payment or allotment notwithstanding any transfer of shares on the books of the corporation after such record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE VII

                         BOOKS AND RECORDS; FISCAL YEAR

         SECTION 7.01. BOOKS AND RECORDS. The Board of Directors of the corporation shall cause to be kept in such place as it may designate:

         (a) a share register, giving the names and addresses of the shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued;

         (b)      records of all proceedings of shareholders and directors;

         (c) such other records and books of account as shall be necessary and appropriate to the conduct of corporate business; and

         (d)      Bylaws of the corporation and all amendments thereto.

         SECTION 7.02. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

                                  ARTICLE VIII

                               INSPECTION OF BOOKS

         SECTION 8.01. EXAMINATION BY SHAREHOLDERS. Subject to the provisions of
Section 302A.461 of the Minnesota Business Corporation Act, every shareholder of the corporation and every holder of a voting trust certificate shall have the right to examine, in person or by agent or attorney authorized in writing to represent the shareholder, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.

         SECTION 8.02. INFORMATION TO SHAREHOLDERS. Upon written request by a shareholder of the corporation, the Board of Directors shall furnish to him a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

                                    ARTICLE X

                                   AMENDMENTS

         SECTION 10.01. AMENDMENTS BY DIRECTORS. Subject to Section 10.02, these Bylaws may be amended by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been included in the notice of such meeting given to the directors. The Board of Directors shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their qualifications, classifications or terms of office, but may amend the Bylaws to increase the number of directors.

         SECTION 10.02. AMENDMENTS BY SHAREHOLDERS. Notwithstanding the provisions of Section 10.01, the shareholders may amend or repeal any Bylaw by a vote of the shareholders necessary to amend the Articles of Incorporation, present or represented at any regular meeting or at any special meeting of shareholders called for such purpose.